Exhibit 99.2

Concord Acquisition Corp Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

New York, New York, December 5, 2022—Concord Acquisition Corp (NYSE: CND) (the “Company”) today announced that it will redeem all of its outstanding shares of Class A common stock (the “public shares”), effective as of the close of business on December 20, 2022 (the “Redemption Date”), because the Company will not complete an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

Pursuant to the Company’s Certificate of Incorporation, if the Company has not completed an initial business combination by December 10, 2022, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the issued and outstanding shares of Class A common stock issued in its initial public offering (the “public shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, in accordance with applicable law, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The per-share redemption price for the public shares is expected to be approximately $10.17 (the “Redemption Amount”). In accordance with the terms of the related trust agreement, the Company expects to retain interest earned on the funds deposited in the trust account to pay the Company’s tax obligations and $100,000 of dissolution expenses.

As of the close of business on the Redemption Date, the public shares will be deemed to no longer be outstanding and will represent only the right to receive the Redemption Amount for each such public share.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that the last day of trading of its units, Class A common stock and warrants on the NYSE will be December 10, 2022, following which, the Company expects that the NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its units and Class A common stock. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Concord Acquisition Corp

Concord Acquisition Corp is a special purpose acquisition company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the financial services or financial technology industries. The Company’s sponsor is Concord Sponsor Group LLC, an entity affiliated with Atlas Merchant Capital LLC, an investment firm that offers debt and equity investment strategies, seeking long-term value through differentiated expertise in financial services and credit markets. Concord raised $276 million in its initial public offering in December 2020 and is listed on the NYSE under the symbol “CND”.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the estimated per-share redemption price and timing for redemptions and delisting of the Company’s securities. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including. These forward-looking statements speak only as of the date of the foregoing communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

Contact:

Concord Acquisition Corp

Jeff Tuder

jeff@tremsoncapital.com